UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE,INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 463-4527
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Introductory Note

On June 3, 2026, Inotiv, Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission to report, among other matters, the filing by the Company and certain of its subsidiaries of voluntary petitions to commence proceedings under Chapter 11 of the United States Bankruptcy Code through a joint prepackaged plan of reorganization (the “Plan”). In that Form 8-K, there was a description of certain anticipated terms of a debtor-in-possession financing facility to be entered into by the Company and certain lenders. This Current Report on Form 8-K is being filed to report, among other matters, the entry into such facility and the final terms thereof, which supersede the anticipated terms described in the Current Report on Form 8-K filed on June 3, 2026.

DIP Credit Agreement

On June 5, 2026, (the “Closing Date”), the Company, as borrower, its subsidiary guarantors party thereto (the guarantors, together with the Company, the “Loan Parties”), the lenders party thereto (the “DIP Lenders”), and Acquiom Agency Services LLC, as administrative agent and collateral agent, entered into a Superpriority Secured Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”), providing for a senior secured superpriority priming term loan debtor-in-possession credit facility in an aggregate principal amount of $65.5 million (the “DIP Facility”, and such loans thereunder the “DIP Loans”).

The DIP Facility consists of:

•new money superpriority senior secured term loans in the aggregate principal amount of $25,000,000 of which $16,000,000 will be immediately available on the Closing Date and $9,000,000 will be available as delayed draw term loans (such loans, “the New Money Term Loans”); and

•a roll-up facility pursuant to which prepetition bridge facility delayed draw term loans held by the DIP Lenders on June 3, 2026, will be deemed substituted and exchanged, on a cashless basis, for $40,521,753.47 in aggregate principal amount of superpriority senior secured term loans issued under the DIP Credit Agreement (such loans “the Roll-Up Loans”).

The New Money Term Loans and the Roll-Up Loans under the DIP Facility bear interest at a rate per annum equal to Adjusted Term SOFR (subject to a floor of 2.5%) plus 11.5%, payable in kind.
The New Money Term Loans are subject to an upfront premium of 4.5% and the Roll-up Loans are subject to an upfront premium of 3.5%, which, in each case, shall be paid in kind and added to the outstanding balance of the New Money Term Loans and Roll-up Loans, as the case may be.

Upon the emergence of the Company and certain of its affiliates from the voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Cases”) filed in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on June 3, 2026 (the “Petition Date”), the Loan Parties expect to enter into a senior secured first lien exit term loan facility (the “Exit Term Loan Facility”) in an aggregate principal amount of up to $150 million (inclusive of paid-in-kind interest, fees, original issue discount, and premiums). All outstanding obligations under the DIP Facility will be converted dollar-for-dollar into exit term loans under the Exit Term Loan Facility. The New Money Term Loans and the Roll-Up Loans converted into term loans under the Exit Facility will be subject to an exit premium of 4.5%, which shall be paid in kind.

The DIP Facility will terminate on the earliest to occur of:

•August 4, 2026; provided, further, that such date may be extended by 30 days with the written consent of the lenders having the requisite consent rights under the DIP Credit Agreement,

•the date on which the obligations under the DIP Credit Agreement are accelerated and become due and payable following an event of default,

•the effective date of any chapter 11 plan for the borrower or any other Loan Party that is a debtor in the Chapter 11 Cases,

•the date on which all or substantially all assets of the borrower are sold or otherwise disposed of pursuant to Section 363 of Title 11 of the United States Code (the “Bankruptcy Code”), and

•the date that is forty-five (45) calendar days after the Petition Date (or such later date acceptable to the requisite lenders under the DIP Credit Agreement in their sole discretion) if the final order with respect to the DIP Credit Agreement has not been entered prior to the expiration of such period.

The DIP Facility is subject to a minimum liquidity covenant requiring that the Company have average liquidity for the five business day period ending on the last business day of each week of not less than $5,000,000. Additionally, the DIP Facility is subject to certain variance testing covenants requiring in any applicable testing period: (a) actual operating receipts, on a cumulative basis, not to be less than budgeted operating receipts by more than 30%, (b) actual operating disbursements, on a cumulative basis, not to exceed budgeted operating disbursements by more than 20%, (c) actual non-operating disbursements, on a cumulative basis, not to exceed budgeted non-operating disbursements by more than 20%, and (d) actual non-recurring costs, on a line-item basis, not to exceed budgeted non-recurring costs by more than 5%.
Subject to the terms of the DIP Credit Agreement, the proceeds of the DIP Facility may be used:

•to pay the fees, expenses, and administrative costs of the Chapter 11 Cases,

•to fund the working capital needs, capital improvements and general corporate purposes of the Loan Parties following the Petition Date in accordance with the DIP Credit Agreement and to the extent authorized by the Bankruptcy Court,

• to pay obligations arising from or related to the carve out for certain professional fees, United States Trustee fees, and other fees and expenses permitted by Bankruptcy Court order in connection with the DIP Credit Agreement, and

•as otherwise set forth in the DIP Credit Agreement and authorized by the Bankruptcy Court.

The obligations under the DIP Facility are guaranteed by each guarantor party thereto and secured by liens on substantially all assets of the Loan Parties, subject to certain exceptions, and constitute superpriority administrative expense claims under section 364(c) of the Bankruptcy Code. The DIP Credit Agreement contains representations and warranties, affirmative and negative covenants, and events of default customary for debtor-in-possession financings of this type.
The foregoing description of the DIP Credit Agreement included in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete terms of the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is also responsive to this Item 2.03 and is hereby incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 4, 2026, the Company was notified by the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that Nasdaq had determined to delist the Company’s common shares, no par value per share (the “Common Shares”), in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM‑5101-1 as a result of the Company’s commencement of voluntary proceedings under Chapter 11 of the United States Bankruptcy Code on June 3, 2026. The Company does not intend to appeal this determination.

Trading of the Common Shares will be suspended at the opening of business on June 11, 2026, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Common Shares from listing and registration on Nasdaq.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1
Superpriority Secured Debtor-In-Possession Credit Agreement, dated June 5, 2026, between Inotiv, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Acquiom Agency Services LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information on the Chapter 11 Cases

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://restructuring.ra.kroll.com/Inotiv, a website administered by the Debtors’ claims and noticing agent, Kroll Restructuring Administration LLC (“Kroll”). Information may also be obtained by contacting Kroll by calling (844) 408-3698 (U.S./Canada, toll-free) or +1 (646) 825-3849 (international), by emailing InotivInfo@ra.kroll.com, or by writing to Inotiv, Inc., c/o Kroll Restructuring Administration LLC, 850 Third Avenue, Suite 412, Brooklyn, NY 11232.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities (including its Common Shares) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of its existing equity interests could experience a total loss on their investment, as the Plan contemplates that all existing equity interests in the Company will be cancelled without any distribution to existing equity holders.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are predictive in nature and are identified generally by the use of the terms “could,” “will,” “may,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “potential,” “continue” and similar words or expressions indicating possible future expectations, events or actions. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein.

All statements in this Current Report on Form 8-K that are not historical are forward-looking statements, including statements regarding the timing and implementation of the delisting of the Common Shares by Nasdaq, the timing and implementation of the transactions contemplated by the DIP Credit Agreement, the Company’s ability to comply with the financial covenants under the DIP Facility, the Company’s ability to continue operating in the ordinary course, and the potential benefits of the restructuring, including the Company’s ability to emerge from the Chapter 11 Cases as a private company and the entry into the Exit Term Loan Facility.

Such risks and uncertainties include, among other things, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the ability of the Company to consummate the Plan; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and the Company’s relationships with its vendors, customers, employees, and other stakeholders; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to satisfy the conditions and milestones in the Restructuring Support Agreement; the Company’s

ability to comply with the covenants under the DIP Facility; changes in the Company’s ability to meet its financial obligations during the Chapter 11 Cases; the actions and decisions of creditors, regulators, and other third parties that have an interest in the Chapter 11 Cases; and other factors described in the “Risk Factors” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date:	June 8, 2026	By:	/s/ Beth Taylor
Beth Taylor
Chief Financial Officer,
Executive Vice President